SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549



                                           Form 8-K


                                        Current Report

                              Pursuant to Section 13 or 15(d) of
                              The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      March 28, 1998



                                           Citizens Financial Corporation
                    (Exact name of registrant as specified in its charter)





      Kentucky                      0-20148                    61-1187135
   (State or other                (Commission               (I.R.S. Employer
    jurisdiction                  File Number)               Identification No.)
   of incorporation)



        The Marketplace, Suite 300
        12910 Shelbyville Road, Louisville, Kentucky             40243
         (Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code (502) 244-2420






         (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

     On April 6, 1998, Citizens Financial Corporation (the "Company") issued the following press release concerning modified terms for a previously-announced acquisition agreement:

FOR IMMEDIATE RELEASE
April 6, 1998



          Citizens Financial Modifies Terms of Pending Acquisition


     LOUISVILLE-April 6, 1998 - Citizens Financial Corporation (NASDAQ: CNFL) of Louisville, Kentucky today announced a modification of the price and payment terms of its agreement to acquire United Liberty Life Insurance Company from Chaswil United Corp., a privately-held Cincinnati insurance holding company. The deal was first announced last December.

     Under the revised terms, Citizens Financial will pay $6.4 million, subject to closing adjustments, down from $7.8 million. The new price includes a $2 million cash injection to replace certain investments that ULLIC will transfer to Chaswil

     The transaction is to close as soon as state and federal regulatory clearances are received. It will increase Citizens Financial's assets from about $85 million to about $125 million.



For further information contact:

                                        Lane A. Hersman
                                   Executive Vice President
                                         502/244-2420

                                          Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Citizens Financial Corporation



                              By: /s/ Lane A. Hersman
                                  Lane A. Hersman, Executive Vice President



Date:  April 6, 1998